Exhibit 99.1

Anvia Holdings Corporation to acquire Leading Australian Vocational Education College Xamerg Pty Ltd

Press Release | 10/12/2018

GLENDALE, CA, Oct. 12, 2018 (GLOBE NEWSWIRE) — Anvia Holdings Corporation (OTCQB: ANVV) (the “Company” or “Anvia Holdings”) today announced that it has executed a term sheet to acquire all of the issued and outstanding shares of Xamerg Pty Ltd, an Australian Vocational Education institution, trading under the brand Eagle Academy (“Eagle Academy”).

Under the agreement Anvia Holdings through its fully owned subsidiary Anvia (Australia) Pty Ltd shall acquire 100% of Xamerg Pty Ltd outstanding shares for just under 1 Million USD (AUD 1,300,000). It is anticipated that Anvia shall complete the due diligence process and closing of the transaction within 75 calendar days from the date of the term sheet.

Gregory Knitter, President of Xamerg Pty Ltd said “It is a very satisfying moment for me to sell a company that my family and I have been building for almost twenty years. Selling Eagle Academy to Anvia Holdings will help me achieve my life goals and allow Eagle Academy to grow by tapping into the international network of Anvia Holdings.”

Anvia Holdings Corporation Chief Executive Officer, Ali Kasa, added “Acquisition of Eagle Academy further consolidates our consumer service portfolio of life coaching, business coaching and formal education services. With Eagle Academy five branches and existing Anvia learning management system and mobile applications we make personal development accessible and sustainable to youngsters in Australia and around the world.”

About Xamerg Pty Ltd trading as Eagle Academy

Xamerg Pty Ltd was incorporated under Australian Securities & Investment Commission in 2000 by Gregory Knitter. The company has been a Registered Training Organization (RTO) under Australian Skills & Quality Authority (ASQA) to offer vocational education qualifications to Australian and Foreign Students.

Trading under Eagle Academy, the company has established itself as a leading education institution in Sports Management, English Language to foreign students, Business and Management.

The Eagle Academy has registration to deliver Nationally Recognised Training (NRT) in Government approved qualifications and courses from the Australian Qualifications Framework (AQF), from basic Certificates up to Diploma and Advanced Diploma level.

They currently has campuses in two states in Australia, namely Queensland and Victoria but are accredited to deliver Australia wide. The Academy is CRICOS registered which means it can offer visa accredited courses to more than 1200 foreign students at any given time, and currently has students from more than 40 different countries from all over the world. Additional information can be found at www.eagleacademy.com.au

About Anvia (Australia) Pty Ltd

Anvia (Australia) Pty Ltd is fully owned subsidiary of Anvia Holdings Corporation trading on OTCQB -ANVV. The company owns Global Institute of Vocational Education Pty Ltd that is registered training organization offering Diploma in Business and corporate learning and development services to Australian and global market.

Anvia (Australia) Pty Ltd offers under Anvia recruiter’s placement and employment services to organizations across Australia from its own vocational institutes or people looking to upgrade and grow their career.

About Anvia Holdings Corporation

Anvia Holdings Corporation is a global technology and education service company that currently owns a number or proprietary software and mobile applications and educational platforms allowing individuals and organizations acquire formal qualifications or personal and leadership development through its platforms. Anvia Holdings Corporation trades on the OTCQB under the symbol ANVV.

For further information, please visit www.anviaholdings.com

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933, are subject to Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbors created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and other results and further events could differ materially from those anticipated in such statements. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

SOURCE: Anvia Holdings Corporation

Contact: support@anviaholdings.com

Phone: 323 713 3244